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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 1998
                                                      REGISTRATION NO. 333-38421
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                           HORIZON HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)

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
                        DELAWARE                                                               75-2293354
             (State or Other Jurisdiction of                                               (I.R.S. Employer
             Incorporation or Organization)                                              Identification Number)

                  1500 WATER RIDGE DRIVE                                                    JAMES KEN NEWMAN
              LEWISVILLE, TEXAS 75057-6011                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                     (972) 420-8200                                                    HORIZON HEALTH CORPORATION
   (Address, including zip code, and telephone number,                                   1500 WATER RIDGE DRIVE
     including area code, of registrant's principal                                   LEWISVILLE, TEXAS 75057-6011
                   executive offices)                                                        (972) 420-8200
                                                                           (Name, address, including zip code, and telephone
                                                                           number, including area code, of agent for service)
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                             ----------------------
                        Copies of all communications to:

                            DAVID K. MEYERCORD, ESQ.
                          STRASBURGER & PRICE, L.L.P.
                          901 MAIN STREET, SUITE 4300
                              DALLAS, TEXAS  75202
                                (214) 651-4300
                             ----------------------

    The registration fee was previously calculated and paid in connection with the filing of the Registration Statement and the pre-effective amendments thereto.
                             ----------------------


                            DEREGISTRATION OF SHARES

    The Registrant registered an aggregate of 1,059,280 shares of its Common Stock (the "Shares") pursuant to a Registration Statement on Form S-3 (File No. 333-38421) filed with the Securities and Exchange Commission (the "Commission") on October 22, 1997 and Pre-Effective Amendments No. 1 and No. 2 thereto filed with the Commission on December 22, 1997 and January 20, 1998, respectively (the "Registration Statement"). The Registration Statement was declared effective on January 23, 1998. This Post-Effective Amendment No. 1 is being filed to deregister the remaining 6,055 unsold Shares under the Registration Statement (the "Remaining Shares"). The Remaining Shares, which were registered to permit resale of such Shares by certain Selling Stockholders, have not been sold pursuant to the Registration Statement as of the date of this Post-Effective Amendment No. 1. The registration of the Remaining Shares is hereby terminated.

    No Exhibits are filed with this Post-Effective Amendment.

================================================================================

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on March 9, 1998.

                                    HORIZON HEALTH CORPORATION

                                    By:  /s/       JAMES W. MCATEE
                                        --------------------------------------
                                                   James W. McAtee
                                               Executive Vice President
                                          Chief Financial Officer and Treasurer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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
                      SIGNATURE                                         TITLE                              DATE
                        *                             Director, Chairman of the Board and               March 9, 1998
--------------------------------------------------    Chief Executive Officer (Principal
                 James Ken Newman                     Executive Officer)


             /s/ JAMES W. MCATEE                      Director, Executive Vice President,               March 9, 1998
--------------------------------------------------    Chief Financial Officer and Treasurer
                 James W. McAtee                      (Principal Financial Officer)


             /s/ CLIFF W. GARDNER
--------------------------------------------------    Vice President-Controller                         March 9, 1998
                 Cliff W. Gardner                     (Principal Accounting Officer)


                        *                             Director                                          March 9, 1998
--------------------------------------------------
                Jack R. Anderson


                        *                             Director                                          March 9, 1998
--------------------------------------------------
                William H. Longfield


                        *                             Director                                          March 9, 1998
--------------------------------------------------
                George E. Bello


                        *                             Director                                          March 9, 1998
--------------------------------------------------
                Donald E. Steen


                        *                             Director                                          March 9, 1998
--------------------------------------------------
                James E. Buncher

                        *                             Director                                          March 9, 1998
--------------------------------------------------
                Howard B. Finkel


 *By:          /s/ JAMES W. MCATEE
       -------------------------------------------
                   James W. McAtee
                  Attorney-in-Fact
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